PGIM Conservative Allocation Fund

PGIM Moderate Allocation Fund

PGIM Growth Allocation Fund

Level I Call Guide

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT'S FULL NAME). May I please speak with (SHAREHOLDER'S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in the {PGIM Asset Allocation Funds Conservative, Moderate and or Growth] I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on April 22, 2019.

Have you received the information?

(Pause for response)

If "Yes" or positive response:

If you're not able to attend the meeting, I can record your voting instructions by phone. Your Board of Directors is recommending a vote "In Favor" of the proposal.

If "No" or negative response:

I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Directors is recommending a vote "In Favor" of the proposal.

Would you like to vote along with the Board's recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the PGIM Asset Allocation Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

∙Please state your full name. (Pause)

∙According to our records, you reside in (city, state, zip code). (Pause)

∙To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions,

FOR INTERNAL DISTRIBUTION ONLY	Updated 02-26-2019

PGIM Conservative Allocation Fund

PGIM Moderate Allocation Fund

PGIM Growth Allocation Fund

Level I Call Guide

(CONFIRM RECEIPT OF PROXY MATERIAL)

please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good

(morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 02-26-2019

PGIM Conservative Allocation Fund

PGIM Moderate Allocation Fund

Level 1 Answering Machine Script

Hello.

I am calling regarding your investment with the PGIM Asset Allocation Funds (formerly, the Prudential Asset Allocation Funds).

The Special Meeting of Shareholders is scheduled to take place on April 22, 2019. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-866-828-6951 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

PGIM Growth Allocation Fund

Level 1 Answering Machine Script

Hello.

I am calling regarding your investment with the PGIM Growth Allocation Fund (formerly, the Prudential Growth Allocation Fund).

The Special Meeting of Shareholders is scheduled to take place on April 22, 2019. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-877-732-3619 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.